Exhibit 23
Consent of Independent Registered Public Accounting Firm
To the Board of Directors of HSBC Finance Corporation:
We consent to the incorporation of our report dated February 28, 2005, included in this Annual Report on Form 10-K of HSBC Finance Corporation (the Company) (formerly Household International, Inc.) as of December 31, 2004 (successor basis) and December 31, 2003 (successor basis) and for the year ended December 31, 2004 (successor basis), for the period January 1, 2003 through March 28, 2003 (predecessor basis) and March 29, 2003 through December 31, 2003 (successor basis) and for the year ended December 31, 2002 (predecessor basis), into the Company’s previously filed Registration Statements No. 2-86383, No. 33-21343, No. 33-45454, No. 33-45455, No. 33-52211, No. 33-58727, No. 333-00397, No. 33-44066, No. 333-03673, No. 333-39639, No. 333-58287, No. 333-58289, No. 333-58291, No. 333-47073, No. 333-36589, No. 333-30600, No. 333-50000, No. 333-70794, No. 333-71198, No. 333-83474 and No. 333-99107 on Form S-8 and Registration Statements No. 333-70744, No. 333-60510, No. 333-01025, No. 333-47945, No. 333-59453, No. 333-82119, No. 333-45740, No. 333-56152, No. 333-73746, No. 333-75328, No. 333-85886, No. 333-33240, No. 333-61964, No. 333-111413, No. 333-53862, No. 333-33052, No. 333-72453, No. 333-60543, No. 333-64175, No. 333-120494, No. 333-120495, No. 333-120496, and No. 333-100737 on Form S-3.
Our report dated February 28, 2005 contains an explanatory paragraph that states effective March 28, 2003, HSBC Holdings plc acquired all of the outstanding stock of Household International, Inc. (now HSBC Finance Corporation) in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the periods before the acquisition and, therefore, is not comparable.
Our report dated February 28, 2005 also contains an explanatory paragraph that states that HSBC Finance Corporation has restated its consolidated financial statements as of December 31, 2003 (successor basis) and for the period March 29, 2003 through December 31, 2003 (successor basis).
/s/ KPMG LLP
Chicago, Illinois
February 28, 2005